UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2011

CELSION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-2364
(Address of Principal Executive Offices) (Zip Code)

(410) 290-5390
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 30, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and certain purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue to the Purchasers in a registered offering 2,095,561 shares of its common stock (the “Common Stock”) and warrants to purchase up to 628,668 shares of Common Stock (the “Warrants”). The securities will be sold in units at a price of $3.1675 per unit, with each unit consisting of one share of common stock and a warrant to purchase 0.3 shares of common stock, for an aggregate offering price of $6,637,688 (the “Offering”). The Purchase Agreement contains customary representations, warranties, and indemnification by the Company. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each warrant to purchase shares of Common Stock will have an exercise price of $3.13 per share, for total potential additional proceeds to the Company of up to approximately $2 million upon exercise of the warrants. The warrants are immediately exercisable for cash or, solely in the absence of an effective registration statement, by net exercise and will expire five years from the date of issuance. A copy of the form of the Warrants is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The offer and sale of the Common Stock and warrants (and the shares of Common Stock issuable upon exercise of the warrants) are registered under the Securities Act of 1933 (the “Securities Act”), as amended, on a registration statement on Form S-3 (File No. 333-158402).

On June 30, 2011, Celsion Corporation (the “Company”) entered into a letter agreement (the “Engagement Letter”) with Rodman & Renshaw, LLC, as placement agent (the “Placement Agent”), relating to a proposed offering of securities of the Company. The Placement Agent will receive fees of $481,232. The Engagement Letter contains customary representations, warranties, and indemnification by the Company. A copy of the Engagement Letter is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The above descriptions of the Purchase Agreement, the Warrants, and the Engagement Letter are qualified in their entirety by reference to Exhibits 1.1, 10.1 and 4.1 attached hereto, respectively.

A copy of the opinion of O’Melveny & Myers LLP relating to the legality of the shares of Common Stock and the Warrants is attached hereto as Exhibit 5.1.

Item 7.01                       Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Celsion Corporation Announces Closing of $6.6 Million Registered Direct Offering,” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits
Exhibit Number	Description

1.1	Engagement Letter, dated June 30, 2011, by and between Celsion Corporation and Rodman & Renshaw, LLC.
4.1	Form of Common Stock Purchase Warrant.
5.1	Opinion of O’Melveny & Myers LLP.
10.1	Form of Securities Purchase Agreement, dated June 30, 2011, by and between Celsion Corporation and the Purchasers.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)
23.2	Consent of Stegman & Company, independent registered public accounting firm for the Company
99.1	Press Release, dated July 6, 2011, entitled “Celsion Corporation Announces Closing of $6.6 Million Registered Direct Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: July 6, 2011	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Engagement Letter, dated June 30, 2011, by and between Celsion Corporation and Rodman & Renshaw, LLC.
4.4	Form of Common Stock Purchase Warrant.
5.1	Opinion of O’Melveny & Myers LLP.
10.1	Form of Securities Purchase Agreement, dated June 30, 2011, by and between Celsion Corporation and the Purchasers.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
23.2	Consent of Stegman & Company, independent registered public accounting firm for the Company
99.1	Press Release, dated July 6, 2011, entitled “Celsion Corporation Announces Closing of $6.6 Million Registered Direct Offering.”